Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Mama Mancini’s Inc.

We have audited the accompanying balance sheets of Mama Mancini’s Inc. as of December 31, 2012 and 2011, and the related statements of income, stockholders’ equity, and cash flows for each of the two years in the two year period ended December 31, 2012. Mama Mancini’s Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mama Mancini’s Inc. as of December 31, 2012 and 2011, and the results of its operations, changes in stockholders’ equity and its cash flows for each of the years in the two year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Mama Mancini’s Inc. will continue as a going concern. As more fully described in the notes to the financial statements, the Company’s operating losses since inception raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

April 12, 2013